UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 13, 2020

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor

New York, New York 10019

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	GNL PR A	New York Stock Exchange
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	GNL PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director

On March 13, 2020, M. Therese Antone was elected, effective immediately, as a member of the board of directors (the “Board”) of Global Net Lease, Inc. (the “Company”) and as a Class I director to serve until the Company’s 2021 annual meeting of stockholders and until her successor is duly elected and qualifies. Dr. Antone was also appointed to the audit committee of the Board, for which she will act as chair, and the conflicts committee of the Board, each effective upon joining the Board. Immediately prior to the election of Dr. Antone, the Board increased the number of directors constituting the entire Board to seven directors pursuant to the Company’s bylaws effective immediately. There are no related party transactions involving Dr. Antone that are reportable under Item 404(a) of Regulation S-K.

Dr. Antone will participate in the Company’s compensation program for independent directors which is described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2020, except that for the period from March 13, 2020 through the 2020 annual meeting of stockholders, Dr. Antone will receive a retainer representing the prorated portion of the cash portion of the annual retainer payable to all independent members of the Board and the prorated portion of the cash portion of the compensation payable to members of the Board’s audit committee.

Indemnification Agreement

In connection with Dr. Antone’s election as a director of the Company, the Company intends to enter into an indemnification agreement with her in the same form as the indemnification agreements the Company has entered into with its other directors and officers. Under the indemnification agreement, Dr. Antone will be indemnified by the Company to the maximum extent permitted by Maryland law for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against her as a director of the Company as a result of her service, subject to the limitations set forth in the indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date: March 16, 2020	By:	/s/ James L. Nelson
		Name:	James L. Nelson
		Title:	Chief Executive Officer and President